Exhibit 4.1

 001 This Certifies That is the owner of AKCEA THERAPEUTICS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED: 110,000,000 COMMON SHARES, $0.001 PAR VALUE PER SHARE Fully Paid and Non-Assessable Common Stock, $0.001 Par Value of AKCEA THERAPEUTICS, INC. CUSIP 00972L 10 7 SEE REVERSE FOR CERTAIN DEFINITIONS Countersigned: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15th Avenue Brooklyn, NY 11219 By _________________________________ Transfer Agent and Registrar Authorized Officer IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: PRESIDENT AND CHIEF EXECUTIVE OFFICERCHIEF OPERATING OFFICER

AKCEA THERAPEUTICS, INC.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

TRANSFER FEE: AS REQUIRED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in fiull according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties	UNIF GIFT MIN ACT -	Custodian
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		(Cust)	(Minor)
under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED,                                                                      hereby sell, assign and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                   Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                                                                   Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:                   20        ,

Signature: X
Signature(s) Guaranteed:
Signature: X

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.